Exhibit 99.1

Internap Reports Second Quarter 2010 Financial Results

●	Revenue of $60.5 million compared with $64.4 million in the second quarter of 2009;

●	Segment profit1 of $29.3 million; segment margin1 of 48.3 percent, up 510 basis points year-over-year;

●	Adjusted EBITDA2 of $9.9 million, up 46.5 percent year-over-year; adjusted EBITDA margin2 of 16.4 percent;

●	Announced openings of data center expansions in Houston, Seattle and Silicon Valley increasing premium company-controlled selling capacity by 24 percent.

ATLANTA, GA – (August 4, 2010) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of end-to-end Internet business products and services, today announced financial results for the second quarter of 2010.  Continued focus on Internap-controlled data centers and corresponding growth in segment margin and adjusted EBITDA marked this quarter’s results.

“Our fourth consecutive quarter of segment margin expansion and another quarter of strong adjusted EBITDA attest to the efficacy of our strategy for Internap’s business turnaround.  Proactive churn of low-margin partner data center contracts helped improve segment profit in our Data center services business by almost 7 percent sequentially and 41 percent year-over-year,” said Eric Cooney, President and Chief Executive Officer of Internap.  “The addition of 26,500 net sellable square feet of company-controlled data center in July, and early traction from recent product launches in both the IP and Data center business segments, bodes well for the company’s future revenue growth.”

Second Quarter 2010 Financial Summary

	2Q 2010	2Q 2009	1Q 2010	YoY Growth	QoQ Growth
Revenues:
Data center services	$31,197	$32,273	$33,722	-3%	-8%
IP services	29,328	32,099	29,643	-9%	-1%
Total Revenues	$60,525	$64,372	$63,365	-6%	-5%

Operating Expenses	$61,238	$124,576	$63,251	-51%	-3%

GAAP Net Loss	$(1,271)	$(60,645)	$(260)	n/m	n/m

Normalized Net Income (Loss)2	$1,356	$(1,468)	$749	n/m	81%

Adjusted EBITDA	$9,924	$6,776	$9,877	32%	10%
Adjusted EBITDA Margin	16.4%	10.5%	15.6%	590 BPS	80 BPS

Normalized Net Income (Loss) and Adjusted EBITDA are non-GAAP measures. Reconciliations between GAAP information and non-GAAP information contained in this table are provided later in this press release.

Revenue

●
Revenue totaled $60.5 million compared with $64.4 million in the second quarter of 2009 and $63.4 million in the first quarter of 2010.  Revenue from both Data center services and IP services decreased year-over-year and compared with the first quarter of 2010.

●
Data center services revenue declined 3 percent year-over-year and 7 percent sequentially to $31.2 million.  The company’s ongoing initiative to proactively churn certain low-margin contracts in partner data centers drove the year-over-year and sequential decreases.

●
IP services revenue totaled $29.3 million – a decrease of 9 percent compared with the second quarter of 2009 and 1 percent sequentially.  Per-unit price declines in the second quarter of 2010 outweighed continued strong traffic growth over both the prior quarter and the second quarter of 2009.

Net (Loss) Income

●
GAAP net loss was $(1.3) million, or $(0.03) per share, compared with GAAP net loss of $(60.6) million, or $(1.22) per share, in the second quarter of 2009 and $(0.3) million, or $(0.01) per share, in the first quarter of 2010.  GAAP net loss in the second quarter of 2010 included a non-cash restructuring charge of $1.2 million related to changes in assumptions on real-estate held for sublease.

●
Normalized net income2, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $1.4 million, or $0.03 per share.  This compares with normalized net loss in the second quarter of 2009 of $(1.5) million, or $(0.03) per share, and normalized net income of $0.7 million, or $0.01 per share, in the first quarter of 2010.

Segment Profit and Adjusted EBITDA

●	Segment profit was $29.3 million, an increase of 5 percent year-over-year and flat sequentially.
●
Segment margin was 48.3 percent, reaching its highest level in more than two years.  Segment profit in Data center services was $11.4 million, or 36.6 percent of Data center services revenue.  IP services segment profit was $17.8 million, or 60.9 percent of IP services revenue. Pricing discipline and initiatives to drive a greater proportion of business to Internap-controlled data center facilities benefited Data center services margins compared with prior periods.  Decreased IP services revenue drove the year-over-year and sequential decrease in segment margins.

●
Adjusted EBITDA totaled $9.9 million in the second quarter, 46.5 percent higher than the second quarter of 2009 and flat relative to the first quarter of 2010.  Adjusted EBITDA margin was 16.4 percent in the second quarter of 2010, up 590 basis points year-over-year and 80 basis points sequentially.  The year-over-year increase in Adjusted EBITDA was driven by higher segment profit and lower cash operating expenses.  Second quarter 2010 operating expenses included the benefit of a payroll tax credit from the State of Georgia of $1.1 million.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $76.1 million at June 30, 2010. Total debt was $40.4 million at the end of the quarter, including $20.4 million in capital lease obligations.
●	Cash generated from operations for the six months ended June 30, 2010 was $23.6 million. Capital expenditures over the same period were $28.5 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had 2,807 customers under contract at the end of the second quarter 2010.
●
Our initiative to proactively churn customers in certain less profitable partner data center facilities continued in the second quarter with approximately 19,000 net sellable square feet returned to data center partners during the quarter.

●
We launched our redesigned website in the second quarter.  The new Internap.com has generated a marked increase in total visits, engagement by prospects and significant increase in traffic to solution and product-specific information.

●
On July 21, 2010, we announced significant expansions to our managed hosting solution including the addition of high-performance servers, managed enterprise storage solutions, layered data protection, standardized virtualization capabilities and managed security.

●
We opened our new/expanded data centers in Silicon Valley, Seattle, and Houston in July.  The result is an increase in our company-controlled footprint of premium data center space of 24 percent to137,500 net sellable square feet.

1
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our consolidated financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs. Segment margin is segment profit as a percentage of segment revenues.

2
Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Loss from Operations to Adjusted EBITDA," and "Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share.”  This information is also available on our website under the Investor Services section. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenue.

Conference Call Information:

Internap's second quarter 2010 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Wednesday, August 4, 2010 at 8 p.m. EDT through Wednesday, August 11, 2010 at 800-642-1687 using the code 85875105. International callers can access the archived event at 706-645-9291 with the same code.

About Internap

Internap is a leading Internet products and services company that provides The Ultimate Online Experience® by managing, delivering and distributing applications and content with 100 percent uptime service level agreements.  With a platform of data centers around the world, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate, improve service levels and lower the cost of IT operations.  Thousands of companies across the globe trust Internap to help them achieve their Internet business goals.  For more information, visit http://www.internap.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include statements related to future revenue growth, business turnaround and Internap’s expectations regarding the expansion of data center capacity, including timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to achieve or sustain profitability; its ability to expand margins and drive higher returns on investment; its ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; its ability to correctly forecast capital needs, demand planning and space utilization; its ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; its ability to provide or improve Internet infrastructure services to its customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Internap undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,

	2010	2009
Revenues:
Data center services	$31,197	$32,273
Internet protocol (IP) services	29,328	32,099
Total revenues	60,525	64,372

Operating costs and expenses:
Direct cost of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	19,784	24,165
IP services	11,479	12,414
Direct costs of customer support	5,011	4,438
Direct costs of amortization of acquired technologies	979	5,233
Sales and marketing	7,002	6,947
General and administrative	8,787	10,940
Depreciation and amortization	7,013	6,704
Impairments and restructuring	1,183	53,735

Total operating costs and expenses	61,238	124,576

Loss from operations	(713)	(60,204)

Non-operating expense (income):
Interest income	(33)	(48)
Interest expense	518	204
Other, net	6	(172)
Total non-operating expense (income)	491	(16)

Loss before income taxes and equity in loss (earnings) of	(1,204)	(60,188)
equity method investment:
Provision for income taxes	129	438
Equity in loss (earnings) of equity-method investment, net of taxes	(62)	19

Net loss	$(1,271)	$(60,645)

Basic and diluted net loss per share	$(0.03)	$(1.22)

Weighted average shares outstanding used in computing basic and diluted net
loss per share	50,013	49,586

INTERNAP NETWORK SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	December 31,
	2010	2009
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$76,075	$73,926
Short-term investments in marketable securities	2,700	7,000
Accounts receivable, net of allowance for doubtful accounts of $2,102 and $1,953,	18,551	18,685
respectively
Inventory	374	375
Prepaid expenses and other assets	10,101	8,768

Total current assets	107,801	108,754

Property and equipment, net	123,839	91,151
Investments and other related assets	1,862	1,804
Intangible assets, net	16,591	20,782
Goodwill	39,464	39,464
Deposits and other assets	2,558	2,637
Deferred tax asset, non-current, net	2,582	2,910
Total assets	$294,697	$267,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,306	$17,237
Accrued liabilities	8,360	10,192
Deferred revenues, current portion	3,364	3,817
Capital lease obligations, current portion	727	25
Restructuring liability, current portion	2,797	2,819
Other current liabilities	130	125
Total current liabilities	41,684	34,215

Revolving credit facility, due after one year	20,000	20,000
Deferred revenues, less current portion	2,114	2,492
Capital lease obligations, less current portion	19,685	3,217
Restructuring liability, less current portion	6,171	6,123
Deferred rent	16,597	16,417
Other long-term liabilities	570	636
Total liabilities	106,821	83,100

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued	----	----
or outstanding
Common stock, $0.001 par value; 120,000 shares authorized; 51,924 and 50,763	52	51
shares outstanding at June 30, 2010 and December 31, 2009, respectively
Additional paid-in capital	1,227,054	1,221,456
Treasury stock, at cost; 97 and 42 shares at June 30, 2010 and December 31, 2009	(435)	(127)
Accumulated deficit	(1,038,079)	(1,036,548)
Accumulated items of other comprehensive loss	(716)	(430)
Total stockholders' equity	187,876	184,402
Total liabilities and stockholders' equity	$294,697	$267,502

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(1,531)	$(67,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and other intangible asset impairments	----	55,647
Depreciation and amortization	16,745	15,839
Provision for doubtful accounts	773	1,444
Equity in loss (earnings) from equity-method investment	(149)	88
Non-cash changes in deferred rent	179	1,013
Stock-based compensation expense	2,436	3,363
Deferred income taxes	352	(406)
Other, net	337	264
Changes in operating assets and liabilities:
Accounts receivable	(639)	3,164
Inventory	1	(48)
Prepaid expenses, deposits and other assets	(1,292)	1,190
Accounts payable	9,069	(6,201)
Accrued and other liabilities	(1,831)	(140)
Deferred revenues	(832)	853
Accrued restructuring liability	26	1,198
Net cash flows provided by operating activities	23,644	10,015

Cash Flows from Investing Activities:
Purchases of property and equipment	(28,475)	(9,037)
Maturities of investments in marketable securities	4,300	7,206
Net cash flows used in investing activities	(24,175)	(1,831)

Cash Flows from Financing Activities:
Proceeds from notes payable	39,000	39,500
Principal payments on notes payable	(39,000)	(39,500)
Payments on capital lease obligations	(62)	(212)
Stock-based compensation plans	2,845	(307)
Other, net	(61)	(58)
Net cash flows provided by (used in) financing activities	2,722	(577)
Effect of exchange rates on cash and cash equivalents	(42)	37
Net increase in cash and cash equivalents	2,149	7,644
Cash and cash equivalents at beginning of period	73,926	46,870
Cash and cash equivalents at end of period	$76,075	$54,514

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
(Loss) income from operations (GAAP)	$(713)	$114	$(60,204)
Stock-based compensation	1,444	991	1,308
Depreciation and amortization, including depreciation and amortization included in	7,992	8,753	11,937
direct costs of network, sales and services
Loss on disposals of property and equipment, net	18	1	-
Impairments and restructuring	1,183	18	53,735
Adjusted EBITDA (non-GAAP)	$9,924	$9,877	$6,776

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Net loss (GAAP)	$(1,271)	$(260)	$(60,645)
Impairments and restructuring	1,183	18	53,735
Stock-based compensation expense	1,444	991	1,308
Additional impairments included in depreciation and amortization	-	-	4,134
Normalized net income (loss) (non-GAAP)	$1,356	$749	$(1,468)

Normalized net income allocable to participating securities (non-GAAP)	(30)	(17)	-
Normalized net income (loss) available to common stockholders (non-GAAP)	$1,326	$732	$(1,468)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,013	49,944	49,586
Participating securities (GAAP)	1,132	1,193	1,203
Diluted (GAAP)	50,013	49,944	49,586
Add potentially dilutive securities	450	519	-
Less dilutive effect of stock-based compensation under the treasury stock method	(347)	(359)	-
Normalized diluted shares (non-GAAP)	50,116	50,104	49,586

Loss per share (GAAP):
Basic and diluted	$(0.03)	$(0.01)	$(1.22)

Normalized net income (loss) per share (non-GAAP):
Basic and diluted	$0.03	$0.01	$(0.03)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Revenues:
Data center services	$31,197	33,722	$32,273
Internet protocol (IP) services	29,328	29,643	32,099
Total	60,525	63,365	64,372

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	19,784	23,043	24,165
IP services	11,479	11,042	12,414
Total	31,263	34,085	36,579

Segment Profit:
Data center services	11,413	10,679	8,108
IP services	17,849	18,601	19,685
Total	$29,262	$29,280	$27,793

Segment Margin:
Data center services	36.6%	31.7%	25.1%
IP services	60.9%	62.8%	61.3%
Total	48.3%	46.2%	43.2%